UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2008

ABRAXIS BIOSCIENCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33657	30-0431735
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11755 Wilshire Boulevard, Suite 2000

Los Angeles, California 90025

(Address of Principal Executive Offices) (Zip Code)

(310) 883-1300

(Registrant’s Telephone Number,

Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2008, the board of directors of Abraxis BioScience, Inc. (the “Company”) appointed David O’Toole as Executive Vice President and Chief Financial Officer effective June 2, 2008, succeeding Lisa Gopalakrishnan who resigned on May 21, 2008.

Mr. O’Toole comes to the Company with 24 years of experience providing financial, consulting and international tax services to global companies, with particular expertise in the life sciences industry. Mr. O’Toole was with Deloitte & Touche LLP for the past 16 years, last serving as Partner - Strategic Client Group, where he was responsible for providing solutions to issues facing the life sciences industry for biotechnology clients such as Amgen, including enterprise cost reduction, commercialization and distribution of drugs, human resources, Sarbanes Oxley compliance and tax compliance and planning. He also was Deloitte’s Life Science leader in the Pacific Southwest for the last two years, helping to build their industry eminence in the marketplace. Mr. O’Toole’s international experience includes a two year assignment in Paris, France, during which he was a consultant to large and medium-sized multinational companies with an emphasis on cross border operational and tax planning, and a two year assignment in Tokyo, Japan. From 1984 to 1989, he was with Arthur Andersen & Co., last serving as International Tax Manager. Mr. O’Toole earned his Bachelor of Science degree in accounting from the University of Arizona. He is a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants, the California Healthcare Institute and the Southern California Biomedical Counsel.

No “family relationship,” as that term is defined in Item 401(d) of Regulation S-K, exists among Mr. O’Toole and any of the Company’s directors or executive officers.

Under the terms of his employment agreement, Mr. O’Toole will receive an annual base salary of $400,000, subject to annual review by the Company’s board of directors, and will be eligible to participate in the bonus plan designed for other executive officers. Mr. O’Toole’s bonus target will be 50% of his base salary for the first year of employment.

In the event that Mr. O’Toole’s employment is terminated (i) by the Company without cause, (ii) by him for “Good Reason”, or (iii) within 12 months following a transaction in which the holders of our voting capital stock cease to beneficially own more than 50% of voting capital stock of the Company or a successor following such transaction or the Company sells all or substantially all of its assets, then Mr. O’Toole will receive (in addition to his salary up to the termination date and post-termination benefits under company benefit plans) continuation of salary based on his then-current base salary and a bonus (if applicable) paid in monthly installments calculated based on prior bonuses paid, for a twelve month period after such termination (the “Severance Period”). In addition, any stock options held by Mr. O’Toole would accelerate up to the end of the Severance Period. In the event Mr. O’Toole receives severance payments he has agreed to not compete with us during the Severance Period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXIS BIOSCIENCE, INC.

Date: May 28, 2008	By:	/s/ Patrick Soon-Shiong
Patrick Soon-Shiong, M.D. Chief Executive Officer